EXHIBIT (32.1)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Vought Aircraft Industries, Inc. (the “Company”) on Form 10-Q for the period ending June 28, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elmer Doty, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 11, 2009

/s/ ELMER DOTY
Elmer Doty
President and Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and not being filed for purposes of Section 18 of the Securities Exchange Act, as amended, and is not to be incorporated by reference into any filing of the Company, whether on and before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.